                                                                REGISTRATION NO.
                                                                      333-______

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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

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                         FIRST PALM BEACH BANCORP, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              65-0418027
-------------------------------                             -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                          450 SOUTH AUSTRALIAN AVENUE
                        WEST PALM BEACH, FLORIDA  33401
                                 (561) 655-8511
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                               ------------------

                         FIRST PALM BEACH BANCORP, INC.
                        1993 INCENTIVE STOCK OPTION PLAN

                              (Full Title of Plan)


                              Louis O. Davis, Jr.
                     President and Chief Executive Officer
                                John C. Trammel
                             Senior Vice President
                         First Palm Beach Bancorp, Inc.
                          450 South Australian Avenue
                        West Palm Beach, Florida  33401
                                 (561) 655-8511
                (Name, address including zip code, and telephone
               number, including area code, of agent for service)

                              --------------------
                                   Copies to:

                             DENISE A. GORDON, ESQ.
                            STEEL HECTOR & DAVIS LLP
                            1900 PHILLIPS POINT WEST
                            777 SOUTH FLAGLER DRIVE
                      WEST PALM BEACH, FLORIDA, 33401-6198


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                        CALCULATION OF REGISTRATION FEE
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                                                              PROPOSED             PROPOSED
TITLE OF EACH                          AMOUNT                  MAXIMUM             MAXIMUM               AMOUNT OF
CLASS OF SECURITIES                    TO BE                OFFERING PRICE         AGGREGATE           REGISTRATION
 TO BE REGISTERED                    REGISTERED              PER UNIT (1)      OFFERING PRICE (1)           FEE
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
Common Stock, $.01 par value         250,000 (2)               $27.875            $6,968,750.00         $2,111.74(4)
Preferred Share Purchase Rights      250,000 (3)
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(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the bid and asked prices of such Common Stock reported on May 13, 1997 on the
     Nasdaq National Market.

(2) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1993 Incentive Stock Option Plan as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events pursuant to Rule 416(a) promulgated under the Securities Act.

(3) The Preferred Share Purchase Rights (the "Rights") are attached to and will trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

(4) Since no separate consideration is paid for the Rights, the registration fee for such securities is included in the registration fee for the Common Stock.


THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AUTOMATICALLY UPON FILING WITH THE SEC IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, AND RULES 456 AND 462 PROMULGATED THEREUNDER.
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THIS REGISTRATION STATEMENT IS FILED PURSUANT TO GENERAL INSTRUCTION E TO FORM
S-8.

Item 3.          Incorporation of Documents by Reference.

                 The following documents filed or to be filed by First Palm Beach Bancorp, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                 1. The Registrant's Form S-8, Registration No. 33-75524, filed on February 18, 1994.

                 2. The description of the Preferred Share Purchase Rights contained in Item 1 of the Registration Statement on Form 8-K filed with the Commission on January 26, 1995, including all amendments and reports filed for the purpose of updating such description.

                 3. The Registrant's Annual Report on Form 10-K (Commission File No. 0-21942) for the fiscal year ended September 30, 1996.

                 4. The Registrant's Quarterly Reports on Form 10-Q (Commission File No. 0-21942) for the quarters ended December 31, 1996 and March 31, 1997.

                 5. All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the report referred to in (3) above.

                 All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                 Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement, to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                               POWER OF ATTORNEY


         Each director and/or officer of the Registrant whose signature appears below hereby appoints the agent for service named in this Registration Statement as his attorney-in-fact to sign in his name and on his behalf in any and all capacities stated below and to file with the Commission any and all amendments, including post-effective amendments, to this Registration Statement, and the Registrant hereby also appoints such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and on its behalf.


                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida, on this 19th day of May, 1997.



                                               FIRST PALM BEACH BANCORP, INC.



                                               By: /s/ Louis O. Davis, Jr.
                                                  -----------------------------
                                                  Louis O. Davis, Jr.
                                                  Chief Executive Officer,
                                                  President and Director





                           [Continued on next page.]

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


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

 Signature                        Title                                              Date
 ---------                        -----                                              ----
/s/ Louis O. Davis, Jr.
-------------------------        Chief Executive Officer, President                 May 19, 1997
    Louis O. Davis, Jr.          and Director
                                 (Principal Executive Officer and
                                 Director)

/s/ R. Randy Guemple
-------------------------         Executive Vice President and                       May 19, 1997
    R. Randy Guemple              Treasurer
                                  (Principal Financial Officer and
                                  (Principal Accounting Officer)

/s/ William W. Lynch
-------------------------         Chairman of the Board                              May 19, 1997
     William W. Lynch

/s/ Edward M. Eissey
-------------------------         Vice Chairman of the Board                         May 19, 1997
      Edward M. Eissey

/s/ Ted R. Moffett, Jr.
-------------------------         Director                                           May 19, 1997
      Ted R. Moffett, Jr.

/s/ Robert P. Miller
-------------------------         Director                                           May 19, 1997
      Robert P. Miller

/s/ Holly H. Hadley, M.D.
-------------------------         Director                                           May 19, 1997
  Holly W. Hadley, M.D.

/s/ Daniel O. Sokoloff, M.D.
-------------------------         Director                                           May 19, 1997
Daniel O. Sokoloff, M.D.

/s/ Fred A. Greene
-------------------------         Director                                           May 19, 1997
      Fred A. Greene

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                                 EXHIBIT INDEX

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EXHIBIT
  NO.
-------
 5       Opinion of Steel Hector & Davis LLP

23.1     Consent of Deloitte & Touche LLP

23.2 Consent of Steel Hector & Davis LLP (included in Exhibit 5 to this Registration Statement)

24 Power of Attorney (included on signature pages of this Registration Statement)

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